UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 19, 2019
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

15 Joys Lane, Kingston, NY	12401
(Address of Principal Executive Offices)	(Zip Code)

  Registrant's telephone number, including area code: (845) 802-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	KINS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Dale A. Thatcher, Chief Executive Officer and President of Kingstone Companies, Inc. (the “Company”) and Kingstone Insurance Company (“KICO”), retired and resigned his positions effective July 19, 2019 (the “Separation Date”).  At such time, he also resigned his positions on the Board of Directors of each of the Company and KICO.  Effective upon Mr. Thatcher’s separation from employment, the Board appointed Barry B. Goldstein, Former Chief Executive Officer and Executive Chairman of the Board of Directors to the position of Chief Executive Officer and President of each of the Company and KICO.

Mr. Goldstein served as the Company’s President, Chief Executive Officer, Chairman of the Board, and a director from March 2001 to December 2018. He served as the Company’s Chief Financial Officer from March 2001 to November 2007 and as Treasurer from May 2001 to August 2013.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of KICO.  There are no arrangements or understandings between Mr. Goldstein and any other persons pursuant to his appointment as Chief Executive Officer. There are also no family relationships between Mr. Goldstein and any director or executive officer of the Company, and there are no transactions or relationships between the Company and Mr. Goldstein that are reportable pursuant to Item 404(a) of Regulation S-K except that Mr. Goldstein’s daughter, Amanda Goldstein, is employed as Investor Relations Director by the Company and serves as vice president of a subsidiary of the Company.  For the fiscal year ending December 31, 2018, she earned $142,629 in compensation.

In connection with his separation from employment, each of the Company and KICO entered into an Agreement and General Release (the “Separation Agreement”) with Mr. Thatcher.  Pursuant to the Separation Agreement, the Company and KICO shall collectively provide the following payments and benefits to Mr. Thatcher in full satisfaction of all payments and benefits and other amounts due to him under the terms of the existing employment agreements upon his separation from employment: (i) an amount equal to $381,111.11 (representing the amount of base salary he would have received had he remained employed through March 31, 2020), (ii) an amount equal to $5,000 in full satisfaction for any bonus payments payable under the existing employment agreements, (iii) continuing group health coverage commencing on the Separation Date and ending on March 31, 2020; and (iv) continued vesting of all previously granted but unvested stock awards as of the Separation Date (Mr. Thatcher shall not be entitled to any further grants of stock awards after the Separation Date).  In addition, the Company and KICO agreed to provide Mr. Thatcher with a severance payment of $20,000 in consideration for a release.  As required by the employment agreements, Mr. Thatcher covenanted that, for a period of three years following the Separation Date, he shall not accept any operating executive role with another property and casualty insurance company.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Descriptions of Mr. Goldstein’s current employment agreements are set forth in the Company’s Current Report on Form 8-K dated October 16, 2018, which was filed with the Securities and Exchange Commission on October 22, 2018, and such descriptions are incorporated by reference in this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)

10.1	Agreement and General Release, dated as of July 19, 2019, by and among Kingstone Companies, Inc., Kingstone Insurance Company and Dale A. Thatcher

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: July 19, 2019	By:	/s/	Barry B. Goldstein
Barry B. Goldstein
Chief Executive Officer and President